SECOND AMENDED AND RESTATED SERVICING AGREEMENT

        THIS SECOND AMENDED AND RESTATED SERVICING AGREEMENT (the "Agreement") entered into and effective as of the 18th day of December, 1998, by and between UNION BANK AND TRUST COMPANY, a Nebraska banking corporation ("Union Bank"), and UNION FINANCIAL SERVICES-1, Inc., a Nevada corporation ("UFS-1").

        WHEREAS, Union Bank's subsidiary, UNIPAC Service Corporation, and Union Bank's affiliate, InTuition, Inc. (collectively, "Servicer"), as subservicing agent, are in the business of servicing loans which are made and guaranteed in accordance with the provisions of the Higher Education Act of 1965, as amended (the "Education Act") (references hereinafter to the "Education Act" include rules and regulations promulgated thereunder as in effect from time to time); and

        WHEREAS, Servicer has developed and/or has available to it the systems and services to enable it to process and service Education Loans in accordance with the Education Act, and those guarantee agencies as are satisfactory to Servicer ("Guarantor(s)"); and

        WHEREAS, Servicer has developed and/or has available to it the systems and services to enable it to process and service Education Loans in accordance with the Rules and Regulations (the "Regulations") promulgated by Guarantor (references hereinafter to the "Regulations" include Rules and Regulations promulgated thereunder as in effect from time to time); and

        WHEREAS, UFS-1 acquires student loans made and guaranteed under the Education Act ("Education Loans"); and

        WHEREAS, UFS-1 desires to retain Union Bank to cause InTuition, Inc. to process and service UFS-1's Education Loans, which are acquired from InTuition Holdings, Inc. in the future, and for InTuition, Inc. to act as subservicer under the terms of that certain Loan Servicing Agreement between Union Bank and InTuition, Inc., dated of even date herewith (the "InTuition Servicing Agreement"), and UFS-1 desires to retain Union Bank to cause UNIPAC Service Corporation to process and service UFS-1's Education Loans and for UNIPAC Service Corporation to act as subservicer under the terms of that certain UNIPAC Service Corporation Guaranteed Student Loan Program Servicing Agreement between Union Bank and UNIPAC Service Corporation, dated January 1, 1995, as amended (the "UNIPAC Servicing Agreement"); and

        WHEREAS, the parties hereto entered into that certain Amended and Restated Servicing Agreement dated June 19, 1998, and the parties wish to amend and restate such prior agreement under the terms specified herein.

        NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:

        1. Definitions. Capitalized terms which are not otherwise defined in this Agreement shall have the meanings ascribed thereto in that certain Second Amended and Restated Indenture of Trust dated as of November 1, 1996, between Norwest Bank Minnesota, National Association as Trustee, predecessor to Zions First National Bank as successor Trustee, and UFS-1.

        2.     Term.

        2.1 The term of the Agreement shall continue until the earlier of (i) termination of the Indenture, (ii) early termination after material default by Servicer as provided for in Section 16 of this Agreement, and (iii) the Education Loans serviced under this Agreement are paid in full.

        2.2 Upon the termination of this Agreement, Union Bank shall turn over to UFS-1 all Education Loan files complete with all information contained therein and all current computer information on the Education Loans under service pursuant to this Agreement in such form or fashion as UFS-1 shall reasonably specify. Union Bank and UFS-1 specifically agree that the format used to transfer UFS-1's data contains confidential and proprietary trade secret information which is the exclusive property of Union Bank and/or Servicer. Union Bank makes no claim to the specific data contained in any printout given to UFS-1 and recognizes that said data is the exclusive property of UFS-1. Union Bank and UFS-1 agree, however, that all aspects of the underlying computer program, algorithms, methods of processing, specific design and layout, report format, and the unique processing techniques and interactions of the various aspects of Union Bank's and/or Servicer's computer program are trade secrets of, proprietary to, and owned exclusively by Union Bank and/or Servicer. At such deconversion, a minimum fee of $12.00 per account plus any other reasonable expenses incurred in connection with the transfer of such files and other information shall be paid by UFS-1; provided however, that in the event deconversion results from early termination of this Agreement under Section 16 hereof due to the breach by Union Bank, UFS-1 shall pay only the actual expenses incurred in connection with the transfer of such files and other information. The confidentiality provisions of this paragraph shall survive any termination or expiration of this Agreement.

        3. Delivery of Completed Education Loans for Servicing and Collection. Subject to Servicer's scheduling requirements, UFS-1 may from time to time deliver or cause to be delivered to Servicers Education Loans with respect to which loan processing has been completed and loan proceeds have been fully disbursed to the student/parent borrowers prior to the date of delivery ("Completed Education Loans") to be serviced pursuant to the terms of this Agreement. UFS-1 shall transmit to Servicer all such loan documentation as required by Servicer to enable it to service the Completed Education Loans as provided herein.

        4. Servicing of Completed Education Loans. Upon acceptance of any Completed Education Loan into Servicer's computer system and after the sale date (if applicable) of the Completed Education Loan to UFS-1, Union Bank shall cause Servicer to service such Education Loan in accordance with the Education Act, the Regulations, and in accordance with the provisions of this Agreement, including the following:

        (a) Servicer shall take all steps necessary to maintain the Insurance on Education Loans in full force at all times.

        (b) Servicer shall prepare and mail directly to the student/parent borrower all required statements, notices, disclosures and demands.

        (c) Servicer shall retain records of contacts, follow-ups, collection efforts and correspondence regarding each Education Loan.

        (d) Servicer shall provide accounting for all transactions related to individual Education Loans, including, but not limited to, accounting for all payments of principal and interest upon such Education Loans.

        (e) Servicer shall process all deferments and forbearances.

        (f) Servicer shall process all address changes and update address changes accordingly.

        (g)  Servicer  shall  retain  all  documents   received  by  Union  Bank
pertaining to each Education Loan, including the original promissory note with respect to each Education Loan.

        (h) When necessary and allowable by the Education Act, Servicer shall take all steps necessary to file a claim for loss with Guarantor, and shall be responsible for all communication and contact with that agency necessary or appropriate to accomplish the same.

        (i) Servicer shall provide a Lender's Manifest of Education Loans on all new accounts, accounts paid in full or converted to repayment, and provide any other information required by Guarantor.

        (j) Servicer shall provide such other services as Servicer customarily provides and deems appropriate.

        (k) Union Bank and UFS-1 agree that upon delivery of the original promissory notes relating to the Education Loans to the Servicer as Custodian pursuant to the Custodian Agreement, that each shall and does relinquish all power and control over such promissory notes, subject to responsibilities of Union Bank under this Agreement.

        5. Additional Servicing Activities. At UFS-1's request Union Bank agrees to cause Servicer to perform additional servicing activities not required under the terms of this Agreement for those Education Loans transferred to Servicer as Completed Education Loans which have not been previously serviced in accordance with the Education Act and Regulations, and which require additional servicing activity to attempt to maintain or reinstate the loans' principal and interest guarantee from the Guarantor ("Cure Procedures"). Union Bank shall cause Servicer, utilizing Cure Procedures approved by the Guarantor, to use Servicer's best efforts to cure all defects caused by UFS-1. Union Bank makes no representation or warranty that the guarantee on each Education Loan will be reinstated regardless of Servicer following the Cure Procedures as approved by the Guarantor. UFS-1 agrees to pay Union Bank those fees for Cure Services described in Schedule A under the topic entitled "Additional Servicing Activity".
                                       3

        6. Portfolios Subject to Rejection by Union Bank. UFS-1 acknowledges that certain loan portfolio types pose a risk of financial hardship for Servicer to service under this Agreement. Union Bank may in its discretion, prior to placing such loans in the Servicer's system, reject certain loans or loan portfolios ("Rejected Loans"). Union Bank shall provide UFS-1 with reasonable advance notice as to any Rejected Loans which Union Bank declines to place on Servicer's system. Union Bank shall have no right to reject or decline loans after the loans are transferred to the Servicer's system.

        7. Reports to UFS-1. On or before the 15th day of each month, unless some other time is provided herein, Union Bank shall cause Servicer to prepare and deliver to UFS-1 and the Trustee (upon Trustee's request), or to such other person as UFS-1 may designate, the following reports with respect to activity during the preceding month:

        (a) As of the last day of each month, an unaudited statement, in reasonable detail, of all transactions during that month on Completed Education Loans serviced by Servicer for UFS-1;

        (b)    Processing Status Report (daily);

        (c)    Check Register (daily);

        (d)    Posting Ledger (daily/monthly);

        (e)    Statistical Report (monthly);

        (f)    Loan Ledger/Alpha Report (monthly);

        (g)    Guarantor Manifest (monthly);

        (h)    Delinquency Report (daily/monthly);

        (i)    Claims Activity Report (monthly).

        UFS-1 shall receive at no cost one copy of each of the foregoing reports. Union Bank will cause Servicer to provide extra copies at the request of UFS-1. UFS-1 shall reimburse Union Bank for the cost in producing such extra copies.

        8. Interest Computation. Union Bank shall cause Servicer to provide on a quarterly basis statistical data for the computation of interest and special allowance billable to the U.S. Department of Education for UFS-1's Education Loans. Data will be computed commencing with the date Education Loans appear on the records of Servicer.

        9. Service Fee to Union Bank. UFS-1 shall pay to Union Bank, on or before the 15th day of each month, or within fifteen (15) days of billing statement (which may be sent either by Union Bank or Servicer), for and in consideration of the services performed by Union Bank and Servicer hereunder for the preceding month, the fee provided for in Schedule A of this Agreement ("Servicing Fee"). The Servicing Fee shall be subject to change every twelve
(12) months. Such change shall not result in an increase that will exceed three and one-fifth percent (3.2%) cumulatively for any twelve (12) month period. In addition, these fees are subject to renegotiation every three years, subject to the renegotiated fees meeting approval of the Rating Agencies. In the event the parties cannot agree to new fees for each three year period, then either party may terminate this Agreement upon 90 days written notice to the other. In the event Servicing Fees are not paid within thirty (30) days of the billing statement, UFS-1 agrees Union Bank will have the following rights to (a) impose a late charge of one and one-half percent (1 1/2%) per month against the entire outstanding balance of the past due Servicing Fee including any prior late charge; and (b) terminate services without notice if nonpayment persists for sixty (60) days from billing or more. The Servicing Fee and related charges shall be paid only from the Trust Estate and only to the extent moneys are available in the Revenue Fund as provided for under the terms of the Indenture.

        The parties agree that should Servicer be required to make material changes to its current servicing practices or servicing system due to changes to the Education Act, Regulations, and/or business environment, or to other costs beyond Union Bank's control, including but not limited to postal fees, Union Bank may renegotiate the Servicing Fees with UFS-1 to reasonably reflect those increased costs at any time during the term of this Agreement.

        10. Loan Payments. Student/parent borrowers will make all loan payments to a third party lockbox established by Servicer. All cash receipts will be remitted once a week to the Trustee for deposit into the Student Loan Holding Fund.

        11. Disclosure of Information. All data, information, records, correspondence, reports or other documentation received by Union Bank or Servicer pursuant to this Agreement from UFS-1 or the school which the student attended or from the student/parent borrower, or prepared and maintained by Union Bank or Servicer in the course of its activities under this Agreement shall be released or divulged only to UFS-1 and the Trustee, or with respect to information or documents relating to a particular student/parent borrower, to that student/parent borrower, or to such other parties as Union Bank or Servicer may be directed in writing by UFS-1 or such student/parent borrower.

        12. Intellectual Property Protection. Notwithstanding anything in this Agreement to the contrary, it is the express intention of the parties to this Agreement that all right, title and interest of whatever nature in Union Bank's and/or Servicer's user manuals, training materials, all computer programs, routines, structures, layout, report formats, together with all subsequent versions, enhancements and supplements to said programs, all copyright rights (including both source and object code) and all oral or written information relating to Union Bank's and/or Servicer's programs conveyed in confidence by Union Bank or Servicer to UFS-1 pursuant to this Agreement which is not generally known to the public and which give Union Bank or Servicer an advantage over its competitors who do not know or use such information (hereinafter collectively referred to as "Trade Secrets"), and all other forms of intellectual property of whatever nature is and shall remain the sole and exclusive property of Union Bank and/or Servicer.

        13. Inquiries. Union Bank shall answer or shall cause Servicer to answer all inquiries received by it pertaining to Education Loans, school status or refunds, and UFS-1 shall cooperate to the extent necessary to gather the information needed to answer such inquiries. Such inquiries may be referred to the school which the Student Borrower attended or is attending, if necessary. Neither Union Bank nor Servicer shall have any responsibility for any disputes between student/parent borrowers and schools regarding tuition, registration, attendance, or quality of education/training.

        14. Agent Authorization. UFS-1 hereby authorizes Union Bank and Servicer to act on behalf of and as UFS-1's agent in the servicing of UFS-1's Education Loans. Such authorization will include but not be limited to all correspondence and liaison necessary with Guarantor regarding UFS-1's Education Loans, assignment of claims to Guarantor and any/or all other communications, correspondence, signatures or other acts appropriate to service UFS-1's Education Loans in accordance with the Education Act and/or Regulations.

        15. Liability of Union Bank and Servicer. Union Bank and Servicer assume no responsibility or liability for failure of UFS-1 to exercise reasonable care or due diligence and the results thereof, in making or servicing an Education Loan prior to placing of the Education Loan on Servicer's system and prior to the date UFS-1 holds ownership of the Education Loan. Union Bank and Servicer also assume no liability for the failure of any student/parent borrower to repay his or her loan, nor the failure of the United States government to pay any principal, interest, subsidy or special allowance, nor for the failure of Guarantor to make payment of any principal and/or interest on any of UFS-1's Education Loans. Union Bank and Servicer shall not be responsible for consequences of unreasonable acts of any Guarantor. In the event Servicer shall take any action or fail to take any action which causes any Education Loan in UFS-1's portfolio to be denied the benefit of any applicable guarantee, Union Bank and Servicer shall have a reasonable time to cause the benefits of the guarantee to be reinstated. If the guarantee is not reinstated within twelve
(12) months of denial by Guarantor, Union Bank shall cause Servicer to pay UFS-1 an amount equal to the outstanding principal balance plus all accrued interest and other fees due on the Education Loan to the date of purchase, less the amount subject to UFS-1 Risk Sharing under the Education Act and Regulations, and thereupon Servicer shall be subrogated to all rights of UFS-1 respecting the applicable Education Loan, including without limitation the right to collect on the Education Loan, the right to federal subsidies, and agency authorization to litigate in accordance with the Subrogation Agreement with Servicer. In such event, UFS-1 agrees to perform such further acts as shall be necessary or appropriate to subrogate the Education Loan to Servicer. For any subrogated Education Loan for which the guarantee is fully reinstated by Guarantor, UFS-1 shall pay Servicer an amount equal to the then outstanding principle balance plus all accrued interest due thereon, less the amount subject to UFS-1 Risk Sharing under the Education Act and Regulations, whereupon the subrogation rights of Servicer shall terminate. In such event, Union Bank agrees to cause Servicer to perform such further acts as shall be necessary or appropriate to reconvey the Education Loan to UFS-1. It is hereby acknowledged that Union Bank shall not be performing any of the servicing activities described in this Agreement, and that Servicer shall be responsible for performance of all such servicing duties. As such, Union Bank shall have no liability of any nature whatsoever arising out of or in connection with this Agreement for any negligent or wrongful act or omission on the part of Servicer; provided, however, that Union Bank hereby assigns, transfers and sets over unto UFS-1 all of Union Bank's rights and remedies against Servicer as they pertain to UFS-1's Education Loans.

        16. Termination Option. If at any time during the term of this Agreement either party refuses or fails to perform in a material fashion any portion of this Agreement, and fails or refuses to correct said action or lack of action within thirty (30) days after receipt of written notice, the other party may, upon thirty (30) days written notice, terminate this Agreement. Without limiting the generality of the foregoing sentence, the following shall be deemed as failure or refusal to perform in a material fashion: (i) failure by Servicer to make deposits to the Trustee of payments received with respect to the Education Loans, (ii) failure to perform or observe in any material respect any covenants or agreements contained herein, or (iii) becoming subject to an insolvency or receivership proceeding.

        17. Indemnification. UFS-1 shall indemnify and hold Union Bank and/or Servicer harmless from and against all claims, liabilities, losses, damages, costs and expenses (including reasonable attorney's fees) asserted against or incurred by Union Bank and/or Servicer as a result of Union Bank and/or Servicer complying with any instruction or directive by UFS-1 and Union Bank and/or Servicer shall in like manner indemnify UFS-1 for any miscompliance with any such instruction or directive by Union Bank. UFS-1 shall further indemnify and hold Union Bank and/or Servicer harmless from and against all claims, liabilities, losses, damages, costs and expenses (including reasonable attorney's fees) asserted against or incurred by Union Bank and/or Servicer as a result of actions not the fault of or not caused by a negligent act of Union Bank and/or Servicer, and their respective agents or employees, including all claims, liabilities, losses, damages and costs caused by or the fault of UFS-1, a prior holder, owner or UFS-1, a prior servicer or any other party connected in any manner to the loan or loans resulting in the claim, liability, loss, damage or cost.

        18. Statute of Limitations. Any action for the breach of any provisions of this Agreement shall be commenced within one (1) year after the Education Loan leaves the Servicer's servicing system.

        19. Governing Law. This Agreement is executed and delivered within the State of Colorado, and the parties hereto agree that it shall be construed, interpreted and applied in accordance with the laws of that State, and that the courts and authorities within the State of Colorado shall have sole jurisdiction and venue over all controversies which may arise with respect to the execution, interpretation and compliance with this Agreement.

        20. Changes In Writing. This Agreement, including this provision hereof, shall not be modified or changed in any manner except only by a writing signed by all parties hereto.

        21. Severability. In the event a court of competent jurisdiction finds any of the provisions of this Agreement to be so overly broad as to be unenforceable or invalid for any other reason, it is the parties' intent that such invalid provisions be reduced in scope or eliminated by the court, but only to the extent deemed necessary by the court to render the provisions of this Agreement reasonable and enforceable.

        22. Persons Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, heirs, successors and assigns.

        23. Assignment. This Agreement shall not be assigned by either party without the prior written consent of the other party which consent shall not be unreasonably withheld; provided, however, that UFS-1 may assign this Agreement to the Trustee subject to the terms of Section 32 hereof, and Union Bank may assign this Agreement to Servicer.

        24. Mutual Release. Each of the parties to this Agreement releases the other party from any and all claims, or causes of the other arising from any event or transaction occurring prior to the execution of this Agreement. This release is an independent covenant between the parties, and will survive any termination of this Agreement.

        25. Titles. The titles used in this Agreement are intended for convenience and reference only. They are not intended and shall not be construed to be a substantive part of this Agreement or in any other way to affect the validity, construction or effect of any of the provisions of this Agreement.

        26. Waiver. The waiver or failure of either party to exercise in any respect any right provided for herein shall not be deemed a waiver of any further right hereunder.

        27.    Continuity of Loan Servicing.

        27.1 UFS-1 hereby agrees that it will ensure that all Education Loans acquired, held, or sold by UFS-1 under the Act and subject to this Agreement will remain with the Servicer for the full term of this Agreement.

        27.2 In the event UFS-1 desires to sell any of its Education Loans, UFS-1 will first attempt to sell the Education Loans to an eligible lender maintaining an agreement with Servicer, in order for the sale to cause no disruption in service, or change in Servicer for the Borrower. Should UFS-1 decide to sell its Education Loans to an eligible lender or holder which does not maintain an agreement with Servicer and does not plan to have the Education Loans serviced by Servicer, Union Bank is hereby granted the right to arrange for the purchase of such Education Loans by an eligible lender or holder maintaining an agreement with Servicer. Such purchase must be arranged within thirty (30) days following the notice by UFS-1 if its intent to sell such Education Loans, which notice must include sufficient information with respect to the Education Loans to be sold. Union Bank has the right to arrange for the sale of such Education Loans, provided Union Bank is able to arrange for the sale of the Education Loans offering the same terms secured by UFS-1 in its efforts to sell such Education Loans, subject to the continuing servicing rights granted to Servicer.

        27.3 Sections 27.1 and 27.2 do not apply in the event of Union Bank's breach or default hereunder, or with respect to a sale of the Education Loan to a holder of other loans for the same borrower.

        27.4 The intent of this Section 27 is to assure that every Education Loan will remain with Servicer for servicing for the life of the loan.

        28. Removal Fee. Should UFS-1 remove any of its Education Loans from the Servicer system prior to a scheduled termination or breach of this Agreement, UFS-1 agrees to pay to Union Bank a removal fee of Fifteen Dollars ($15.00) per loan transferred off the Servicer computer system, this removal fee shall be in addition to those charges described in Section 2.2 of this Agreement, and in addition to damages arising from a breach of Section 27 hereof.

        29. Force Majeure. The foregoing provisions of this Agreement are subject to the following limitation: If by reason of a force majeure Union Bank and/or Servicer is unable in whole or in part to carry out any agreement on its part herein contained, Union Bank and Servicer shall not be deemed in default during the continuance of such inability. The term "force majeure" as used herein shall mean, without limitation, the following: acts of God, strikes, lockouts, or other industrial disturbances; acts of public enemies; order or restraint of any kind of the government of the United States of America or of the State of Colorado or City of Aurora or any of their departments, agencies or officials, or any civil or military authority; insurrections; riots; landslides; earthquakes; fires; storms; droughts; floods; explosions; breakage or accident to machinery, equipment, transmission pipes or canals; or any other cause or event not reasonably within the control of Union Bank and/or Servicer.

        30. Hiring. UFS-1 agrees that during the term of this Agreement and any extensions or renewals thereof, and for one year thereafter, UFS-1 shall not solicit for hire, or knowingly allow its employees to solicit for hire, any employees of Union Bank and Servicer without the prior written consent of Union Bank or Servicer, respectively.

        31. Entire Agreement. This is the entire and exclusive statement of the agreement between the parties, which supersedes and merges all prior proposals, understandings and all other agreements oral and written, between the parties relating to this Agreement.

        32. Trustee as Third Party Beneficiary. This Agreement has been made and entered into not only for the benefit of Union Bank and UFS-1 but also for the benefit of the Trustee in connection with the financing of Eligible Loans, and upon assignment by UFS-1 to the Trustee, its provisions may be enforced not only by the parties to this Agreement but by the Trustee. The foregoing creates a permissive right on behalf of the Trustee and the Trustee shall be under no duties or obligations hereunder.

        This Agreement shall inure to the benefit of the Trustee and its successors and assigns. Without limiting the generality of the foregoing, all representations, covenants and agreements in this Agreement which expressly confer rights upon the Trustee shall be for the benefit of and run directly to, the Trustee, and the Trustee shall be entitled to rely on and enforce such representations, covenants and agreements to the same extent as if it were a party hereto. The foregoing creates a permissive right on behalf of the Trustee, and the Trustee shall be under no duties or obligations hereunder.

        If there is an Event of Default under the Indenture and the Trustee forecloses on its security interest on the Education Loans, then the Trustee shall assume all duties and obligations of UFS-1 hereunder, in accordance with and subject to the Acknowledgment and Agreement re: Servicing Agreement among the parties hereto dated of even date herewith.


              [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

        IN WITNESS WHEREFORE, the parties hereto have executed this Agreement as of the date first written above.

UNION BANK AND TRUST COMPANY                  UNION FINANCIAL SERVICES, INC.-1


By:/s/ Ross Wilcox                            By:/s/ Stephen F. Butterfield
-----------------------                       ------------------------------
Name: Ross Wilcox                             Name: Stephen F. Butterfield
-----------------------                       ------------------------------
  (Please print)                                (Please print)

Title: CEO                                    Title: President
-----------------------                       ------------------------------

                                  SCHEDULE "A"

A.      Loan Origination Fee (Where Applicable).

        Six Dollars ($6.00) per loan for Stafford, SLS and PLUS loan. Fifty-five Dollars ($55.00) per loan for Consolidated loans (if applicable). In addition, reimbursement for costs in the event a credit evaluation of the borrower is to be performed by Union Bank.

B.      Conversion Fee.

        Five Dollars ($5.00) per account acquired by UFS and added to the Union Bank Servicing System during the period of time the borrower is in school. For periods of time other than when the borrower is in school, the feel will be Ten Dollars ($10.00) per account. There shall be no charge for loans already on the UNIPAC full servicing system.

        Notwithstanding the foregoing, should any portfolio present an "Extraordinary Conversion", requiring additional conversion services materially beyond that customarily provided for a normal acquisition of Education Loans, then UFS agrees to pay a conversion fee mutually agreed to between UFS and Union Bank.

        For purposes of this Agreement, whether a portfolio presents an Extraordinary Conversion shall be determined after the data analysis,a nd file review, have been conducted of the portfolio by Union Bank. Factors to consider in determining whether a portfolio presents an Extraordinary Conversion are as follows:

        1. Unprocessed data.

        2. Degree to which the conversion may be automated versus manual.

        3. Integrity of the documentation. Are the files complete? Does the data match the file content?

        4. UFS adherence to its obligations and delivery schedules.

        5. Presence of backlogged processing in the portfolio.

        6. Whether prior servicing had substantial noncompliance with the Education Act and Regulations.

        7. Condition of the hard copy file documentation.

        After consideration of the foregoing factors, UFS and Union Bank agree to come to mutual agreement at the beginning and once again at the end of the conversion of a particular portfolio as to whether they need to negotiate a mutually agreeable conversion fee.

C. Internal Transfers. Transfers from one customer identification number to a different customer identification number will be One Dollar and Fifty Cents ($1.50) per account transferred.

D.      Monthly Servicing Fee - GSL (Stafford) Loans in School Status.

        .90% annualized

E. Monthly Servicing Fee - GSL (Stafford, PLUS, SLS) Loans in Other Than School Status.

        1.25% annualized

F.      Consolidated Loans.

        0.60% annualized

G.      Billing for Servicing Fees.

        The full monthly servicing fee shall be paid commencing with the calendar month an account is disbursed on or converted to the Union Bank system.

H.      Additional Servicing Activity.

        Thirty-five Dollars ($35.00) per Education Loan referred for such cure services, plus ten percent (10%) of all sums made eligible for reinstatement of guarantee (including principal, interest and special allowance) as a result of successful performance of the Cure Procedures required by Guarantor. (This fee shall not apply to loans that have lost their guarantee due to an error or omission of Union Bank.)

I.      Minimum Monthly Fee.

        There will be a minimum monthly fee of Seven Hundred and Fifty Dollars ($750.00) per month.

J. Removal Fee. Loans transferred off the Union Bank Servicing System prior to termination of this Agreement will be assessed a fee of Fifteen Dollars ($15.00) per account.

K. Deconversion Fee. Loans transferred off the Union Bank Servicing System on or after termination of this Agreement will be assessed a fee of Twelve Dollars ($12.00) per account.

L.      Reconciliation of Guarantee Billing.

        Eighty cents ($.80) per account for the first disbursement.

M. PLUS (or Other Loan) Loan Credit Checks. Fees for obtaining a credit bureau report and evaluation will be Two Dollars and Fifty Cents ($2.50) per loan application. An additional fee of Fifty Cents ($.50) will be charged for those applications in which written authorization must first be obtained prior to pulling a credit bureau report.

N.      Other Services

        For services requested by UFS that are beyond the scope of those described in this Agreement, the fees shall be assessed as follow:

        (1) Supplies                Cost Plus 15%
        (2) Training                $40.00 per hour
        (3) Programming             $70.00 per hour
        (4) Consulting              $80.00 per hour

        Projects and services of this type shall be provided only after request by UFS and after time and total cost estimate is provided by Union Bank.

O.      Legal Opinions

        Cost plus five percent (5%).